UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2005
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices, including zip code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

     On November 3, 2005, the Board of Directors (the "Board") of RF Micro Devices, Inc. (the "Company"), upon the recommendation of the Compensation Committee of the Board, granted non-qualified stock options to purchase Company common stock under the 2003 Stock Incentive Plan of RF Micro Devices, Inc. in the amounts and to the following members of the Board as set forth below:

Name	Number of Shares Subject to Option

Albert E. Paladino	15,000
Erik H. van der Kaay	10,000
Walter H. Wilkinson, Jr.	10,000

These non-qualified stock options were granted to Dr. Paladino in recognition of his service to the Company as Chairman of the Board and as Chairman of the Board's Governance and Nominating Committee, and to Messrs. van der Kaay and Wilkinson in recognition of their service to the Company as Chairmen of the Board's Audit and Compensation Committees, respectively.  The options each (i) have a term of 10 years, (ii) have an option price per share of $5.24 (the closing price of the Company's common stock as reported by the Nasdaq National Market on November 2, 2005, which was the trading date immediately preceding the date on which the options were granted), and (iii) are exercisable in two equal installments, with the first installment being exercisable as of the date of grant and the final installment becoming exercisable on the first anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ Barry D. Church
                                                                                  Barry D. Church
                                                                                  Vice President and Corporate Controller
                                                                                   (Principal Accounting Officer)

Date:    November 9, 2005